Exhibit 10.12

AB ACQUISITION LLC

PHANTOM UNIT PLAN

1. Purpose. The purpose of the AB Acquisition LLC Phantom Unit Plan is to motivate and retain certain individuals who are responsible for the attainment of the primary long-term performance goals of AB Acquisition LLC and its subsidiaries.

2. Definitions. When used herein, the following terms shall have the following meanings.

“Administrator” means the Board, or a committee of the Board, duly appointed to administer the Plan.

“Affiliate” means any Person that controls, is controlled by, or is under common control with such Person. As used herein, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

“Award” means the grant by the Company of Phantom Units and, if applicable, Tax Bonuses, under and subject to the terms and conditions of an Award Agreement and this Plan.

“Award Agreement” means, with respect to each Participant, the Award Agreement between the Company and each Participant.

“Board” means the Management Board of the Company.

“Cause” means, as determined by the Board or its designee, (i) commission of a felony by the Participant or a misdemeanor (excluding petty offenses) involving fraud, dishonesty or moral turpitude; (ii) the Participant’s failure (other than as a result of incapacity due to mental or physical impairment) to perform his material duties hereunder to the reasonable satisfaction of the Board or the board of directors of any of the Company’s Subsidiaries; (iii) acts of dishonesty by the Participant resulting or intending to result in personal gain or enrichment at the expense of the Company or its Subsidiaries or Affiliates; (iv) the Participant’s breach of any material written policy of the Company or its Subsidiaries; (v) the Participant’s failure to follow the lawful written directions of the Chief Executive Officer, the Executive Chairman, the Board or the person to whom the Participant reports; (vi) conduct by the Participant in connection with his duties that is fraudulent, grossly negligent or otherwise materially injurious to the Company or its Subsidiaries or Affiliates or (vii) breach of restrictive covenants under which the Participant is subject; provided, that, in the event that the Participant is subject to an Employment Agreement with the Company or any of its Affiliates that contains a definition of “cause,” “Cause” under this Plan shall have the meaning set forth in such Employment Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Company” means AB Acquisition LLC, a Delaware limited liability company.

“Disability” means a determination by the Board in accordance with applicable law that as a result of a physical or mental injury or illness, the Participant is unable to perform the essential functions of the Participant’s job with or without reasonable accommodation for a period of (i) ninety (90) consecutive days; or (ii) one hundred eighty (180) days in any one (1) year period; provided, that, in the event that the Participant is subject to an Employment Agreement with the Company or any of its Affiliates that contains a definition of Disability, “Disability” under this Plan shall have the meaning set forth in such Employment Agreement.

“Effective Date” means the date set forth in Section 21 hereof.

“Employment Agreement” means an agreement between a Participant and the Company or an Affiliate which sets forth the terms and conditions to employment of the Participant, or the retention of the Participant as a director or consultant, by the Company or an Affiliate.

“Equityholders’ Agreement” means that certain AB Acquisition Equityholders’ Agreement by and among the Investors and the other parties named therein, as amended in accordance with its terms from time to time.

“Fair Market Value” means the fair market value of the Incentive Units, as determined in good faith by the Administrator.

“Grant Date” means the date on which an Award under the Plan is granted to a Participant by the Company.

“Incentive Unit” means an Incentive Unit as defined in the LLC Agreement.

“Investors” means Cerberus Iceberg LLC, ABS TRS Corp., KRS ABS, LLC, Jubilee ABS Holding LLC, Klaff Markets Holdings LLC, Lubert-Adler SAN Aggregator, L.P. and their Affiliates.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 30, 2015, as may be amended from time to time.

“Participant” means any employee, director or consultant of the Company or any Subsidiaries who is selected to participate in the Plan in accordance with Section 4 hereof.

“Person” means any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of shares or similar equity interest of the Company, such partnership, limited partnership, syndicate or group shall be deemed a “Person.”

“Phantom Unit” means an unfunded right to receive an Incentive Unit in the future in accordance with the terms and conditions of the Award Agreement.

“Plan” means this AB Acquisition LLC Phantom Unit Plan.

“Subsidiary” means, with respect to any Person, any corporations, partnerships, business trusts, joint stock companies, associations, limited liability companies or other business entities of which (a) if a corporation, a majority of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, business trust, joint stock company, association or other business entity other than a corporation, a majority of the partnership, membership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, business trust, joint stock company, association or other business entity other than a corporation if such Person or Persons shall be allocated a majority of the partnership, association or other business entity gains or losses or shall be or control the managing director, manager, a general partner or the trustee of such partnership, limited liability company, business trust, joint stock company, association or other business entity.

“Tax Bonus” means a bonus may be included as part of an Award pursuant to Section 7 and the terms of an Award Agreement.

3. Administration. The Plan shall be administered by the Administrator. Subject to the provisions of the Plan and/or any Award Agreement, the Administrator shall have the authority to:

(a) select the Participants;

(b) determine the number and series of Phantom Units covered by any Award;

(c) determine whether any Award will include the right to receive a Tax Bonus;

(d) establish from time to time regulations for the administration of the Plan, interpret the Plan, accelerate the payment of an Award, waive any conditions with respect to an Award (including vesting), delegate in writing administrative matters to committees of the Board or to other persons, as appropriate, and make such other determinations and take such other action as it deems necessary or advisable for the administration of the Plan; and

(e) make calculations or determinations related to any Award, including, without limitation the achievement of performance criteria.

All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all parties. With respect to Awards granted to a Participant who is a nonemployee director, the Plan shall be administered by the full Board and any references to the Administrator shall be deemed to be references to the Board.

4. Participation. Participants in the Plan shall be limited to those employees, directors and consultants of the Company or any its Subsidiaries who have been notified in writing by the Administrator that they have been selected to participate in the Plan.

5. Incentive Units Subject to the Plan.

(a) As of the Effective Date, a maximum of 20,100,503 Incentive Units, less that number of Incentive Units issued under the AB Acquisition LLC Incentive Unit Plan, shall be available to be issued by the Company under the Plan, and such Incentive Units shall be reserved for Awards granted under the Plan and the AB Acquisition LLC Incentive Unit Plan.

(b) If any Award granted under the Plan (or any award granted under the AB Acquisition LLC Incentive Unit Plan) shall be canceled, shall expire, or shall be repurchased, new Awards may thereafter be granted covering such Incentive Units in the same or different series of Incentive Units.

6. Terms and Conditions of Awards.

(a) Grant of Phantom Units. A Participant selected for an Award shall be granted that number of Phantom Units set forth in the Award Agreement, subject to the terms and conditions set forth in the Award Agreement.

(b) Vesting. An Award shall vest at such time and upon such terms and conditions as determined by the Administrator and set forth in an Award Agreement.

(c) Transferability of Awards and Incentive Units. No Award granted by the Company under the Plan and no Incentive Units issued upon the vesting thereof shall be transferable other than by will or by the laws of descent and distribution except in accordance with the Plan, the Equityholders’ Agreements, the LLC Agreement and any applicable Award Agreement.

(d) LLC Agreement. Upon the issuance by the Company of an Incentive Unit to a Participant in accordance with the terms and conditions of the Award Agreement, the Participant shall be required to become a party to the LLC Agreement. Accordingly, the execution of such LLC Agreement shall be a condition precedent to the right to receive any Incentive Unit.

7. Tax Bonus. The Company may provide for a Participant’s Award of Phantom Units to include a right of the Participant to receive a Tax Bonus, in addition to Phantom Units. The amount of a Participant’s Tax Bonus shall be equal to four percent (4%) of the Fair Market Value of the Participant’s vested Incentive Units then being delivered to the Participant. The Tax Bonus shall be paid to the Participant in cash, Incentive Units or a combination thereof as determined by the Administrator in its sole discretion.

8. Termination of Employment or Services. Unless otherwise provided in an Award Agreement:

(a) Unvested Award. In the event that the Participant’s employment with or services as a director or consultant for the Company and its Affiliates is terminated for any reason, any unvested portion of any Award, including any right to any future Tax Bonus, if applicable, shall be immediately forfeited without the payment of consideration.

(b) Vested Award. In the event that the Participant’s employment with or services as a director or consultant for the Company and its Affiliates is terminated by the Company or its Affiliates for Cause, the Incentive Units issued with respect to any vested portion of an Award, and any right to a future Tax Bonus, shall be immediately forfeited without the payment of consideration.

9. Adjustments. In the event of any change in the capital structure of the Company by reason of any reorganization, recapitalization, merger, consolidation, spin-off, reclassification, combination or any transaction similar to the foregoing, the Administrator shall make such substitution or adjustment, if any, as it deems to be equitable in its reasonable business judgment, to (i) the number of Phantom Units or Incentive Units or the number or kind of other equity interest and/or (ii) any other affected terms of Awards and Incentive Units.

10. Plan and Awards Not to Confer Rights with Respect to Continuance of Employment or Relationship. Neither the Plan nor any action taken thereunder shall be construed as giving any Participant any right to continue such Participant’s relationship with the Company or any of its Affiliates, nor shall it give any employee the right to be retained in the employ of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate any Participant’s employment or relationship, as the case may be, at any time with or without Cause, subject to any existing Employment Agreement.

11. No Claim or Right Under the Plan. No employee, director or consultant of the Company or any of its Subsidiaries shall at any time have the right to be selected as a Participant in the Plan nor, having been selected as a Participant and granted an Award, to be granted any additional Award. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

12. Listing and Qualification of Incentive Units. The Plan, the grant of Awards thereunder, and the obligation of the Company to allot, and issue or deliver Incentive Units under such Awards, shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency, as may be required. The Company, in its discretion, may postpone the issuance or delivery of Incentive Units until completion of any qualification of such Incentive Units under any state or Federal law, rule or regulation as the Company may consider reasonably appropriate, and may require any Award holder to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Incentive Units in compliance with applicable laws, rules and regulations. Certificates representing Incentive Units may bear such legend as the Company may consider appropriate under the circumstances.

13. Compliance with LLC Agreement. The Incentive Units shall be subject to the terms and conditions contained in the LLC Agreement.

14. Taxes. The Company shall withhold the amount of any required Federal, state, local and other taxes applicable to any Award.

15. Conversion of Plan. In the event of the conversion of the Company from a limited liability company to a “C” corporation, the Company shall have the right either to terminate this Plan in accordance with Section 17 or, subject to applicable rules and regulations and without the approval or consent of any Participant, to convert this Plan into or replace this Plan with a phantom stock incentive plan, stock incentive plan or similar plan, and shall replace grants of Awards with grants of phantom stock, stock or similar rights approximating the value and terms of the Awards granted hereunder to the extent reasonably feasible.

16. No Liability of Administrator. No member of the Administrator shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Administrator or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each such member and each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless such act arises out of such person’s own fraud or willful misconduct.

17. Amendment or Termination. The Administrator may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time and for any reason; provided, however, that (i) no amendment, suspension, or termination, without the consent of the Participants, shall affect adversely any then issued and outstanding Award, and (ii) no amendment or other action that requires equityholder approval in order for the Plan to continue to comply with applicable law, rule or regulation shall be effective unless such amendment or other action shall be approved by the requisite vote of the equityholders of the Company entitled to vote thereon. Notwithstanding any terms of the Plan to the contrary, the Plan may be amended or modified by the Administrator at any time to the extent necessary to prevent noncompliance with Section 409A of the Code.

18. Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provision of the Plan.

19. Governing Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without reference to conflict of laws principles.

20. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21. Effective Date. The Plan, as amended and restated, shall become effective as of the date the Plan is adopted by the Board.